Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(20,457,240)
Unrealized Gain (Loss) on Market Value of Commodity Futures	48,139,100
Dividend Income	3,256
Interest Income	4,036
ETF Transaction Fees	1,400
Total Income (Loss)	$27,690,552

Expenses
General Partner Management Fees	$145,083
Professional Fees	25,512
Brokerage Commissions	16,292
Directors' Fees and insurance	7,247
SEC & FINRA Registration Expense	22,010
Total Expenses	$216,144
Net Income (Loss)	$27,474,408

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/21	$233,254,033
Withdrawals (1,700,000 Shares)	(34,315,980)
Net Income (Loss)	27,474,408

Net Asset Value End of Month	$226,412,461
Net Asset Value Per Share (10,850,000 Shares)	$20.87

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596